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                                                                   EXHIBIT 10.33



                               OPERATING AGREEMENT
                                       FOR
                         SUTRO VENTURE PARTNERS III LLC
                      A DELAWARE LIMITED LIABILITY COMPANY














         THE SECURITY WHICH IS THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 506 PROMULGATED UNDER THE ACT, AND THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE STATE SECURITIES LAWS OF ANY RELEVANT JURISDICTION IN WHICH THIS SECURITY HAS BEEN OFFERED AND SOLD PURSUANT TO AN APPLICABLE EXEMPTION THEREFROM. IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY WITHOUT PROVIDING THE MANAGER WITH AN OPINION OF COUNSEL TO THE EFFECT THAT A PROPOSED TRANSFER OR SALE OF THIS SECURITY (i) DOES NOT AFFECT THE ORIGINAL ISSUANCE AND SALE OF SECURITIES IN THE COMPANY PURSUANT TO THE EXEMPTIONS FROM REGISTRATION PROVIDED BY RULE 506 UNDER THE ACT AND PURSUANT TO ANY APPLICABLE STATE EXEMPTION FROM REGISTRATION AND QUALIFICATION RELIED UPON BY THE MANAGER AND (ii) IS IN COMPLIANCE WITH ALL APPLICABLE STATE AND FEDERAL SECURITIES LAWS.

         THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITY WHICH IS THE SUBJECT OF THIS AGREEMENT OR ANY INTEREST THEREIN IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN Article VII OF THIS AGREEMENT.





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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I - DEFINITIONS........................................................1
         1.1      "Act"........................................................1
         1.2      "Affiliate"..................................................1
         1.3      "Agreement"..................................................1
         1.4      "Articles"...................................................1
         1.5      "Assignee"...................................................1
         1.6      "Bankruptcy".................................................1
         1.7      "Borrower"...................................................2
         1.8      "Capital Account"............................................2
         1.9      "Capital Contribution".......................................2
         1.10     "Code".......................................................3
         1.11     "Company"....................................................3
         1.12     "Company Minimum Gain".......................................3
         1.13     "Depreciation"...............................................3
         1.14     "Determination Date".........................................3
         1.15     "Disability".................................................3
         1.16     "Dissolution Event"..........................................3
         1.17     "Economic Interest"..........................................3
         1.18     "Fiscal Period"..............................................3
         1.19     "Fiscal Year"................................................3
         1.20     "Gross Asset Value"..........................................3
         1.21     "Interest"...................................................5
         1.22     "Majority Interest"..........................................5
         1.23     "Manager"....................................................5
         1.24     "Master Company".............................................5
         1.25     "Member".....................................................5
         1.26     "Membership Interest"........................................5
         1.27     "Memorandum".................................................5
         1.28     "Nonmanager Member"..........................................5
         1.29     "Offering"...................................................5
         1.30     Not Used.....................................................5
         1.31     "Percentage Interest"........................................6
         1.32     "Person".....................................................6
         1.33     "Plan".......................................................6
         1.34     "Profits" and "Losses".......................................6
         1.35     "Purchase Date"..............................................6
         1.36     "Regulations"................................................6
         1.37     "Remaining Members"..........................................6
         1.38     "Securities Act".............................................6
         1.39     "Subscription"...............................................7
         1.40     "Sutro Employee".............................................7
         1.41     "Sutro Group"................................................7
         1.42     "SVM"........................................................7
         1.43     "Tax Matters Partner"........................................7

ARTICLE II - ORGANIZATIONAL MATTERS............................................7
         2.1      Formation....................................................7
         2.2      Name.........................................................7




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         2.3      Term.........................................................7
         2.4      Office and Agent.............................................7
                  A.       Principal Office....................................7
                  B.       Registered Office...................................7
                  C.       Other Jurisdictions.................................7
         2.5      Purpose and Business of the Company..........................8

ARTICLE III - CAPITAL CONTRIBUTIONS............................................8
         3.1      Capital Contributions of Members.............................8
         3.2      Other Contributions..........................................8
         3.3      Certain Restrictions upon Interest Sales.....................8
         3.4      No Interest..................................................8
         3.5      Borrowing....................................................8
         3.6      Vesting......................................................9

ARTICLE IV - MEMBERS...........................................................9
         4.1      Limitations on Liability of Members..........................9
         4.2      Liability of Members to the Company..........................9
                  A.       Liability of Members to the Company.................9
                  B.       Member as Trustee for the Company..................10
                  C.       Waiver of Liability of Member......................10
         4.3      Admission of Additional Members.............................10
         4.4      Withdrawals.................................................10
         4.5      Transactions With The Company...............................11
         4.6      Remuneration To Members.....................................11
         4.7      Members Are Not Agents......................................11
         4.8      Voting Rights...............................................11
         4.9      Meetings of Members.........................................11
                  A.       Date, Time and Place of Meetings of Members;
                           Secretary..........................................11
                  B.       Power to Call Meetings.............................12
                  C.       Notice of Meeting..................................12
                  D.       Manner of Giving Notice; Affidavit of Notice.......12
                  E.       Validity of Action.................................12
                  F.       Quorum.............................................12
                  G.       Adjourned Meeting; Notice..........................12
                  H.       Waiver of Notice or Consent........................13
                  I.       Action by Written Consent without a Meeting........13
                  J.       Telephonic Participation by Member at Meetings.....13
                  K.       Record Date........................................13
                  L.       Proxies............................................14
         4.10     Certificate of Membership Interest..........................14

ARTICLE V - MANAGEMENT AND CONTROL OF THE COMPANY.............................14
         5.1      Management of the Company by Manager........................14
         5.2      Resignation and Removal of Managers.........................14
         5.3      Powers of Manager...........................................15
                  A.       Powers of Manager..................................15
                  B.       Limitations on Power of Manager....................15
         5.4      Performance of Duties; Liability of Manager.................15
         5.5      Payments to Manager.........................................16
         5.6      Limited Liability...........................................16
         5.7      Interests Held by Manager...................................16


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ARTICLE VI - ALLOCATIONS OF PROFITS AND LOSSES; DISTRIBUTIONS.................16
         6.1      Capital Accounts............................................16
         6.2      Allocations.................................................17
                  A.       Allocations........................................17
                           1.       Profits and Losses........................17
                           2.       Recapture.................................17
                  B.       Special Capital Account Allocations................17
                           1.       Section 704 Allocations...................17
                           2.       Tax Allocations...........................17
                           3.       Other Allocation Rules....................18
                           4.       Provisional Allocation....................18
                  C.       Withdrawals from Capital Accounts..................18
         6.3      Distributions in General....................................19
         6.4      Restriction on Distribution.................................19
                  A.       Limitation.........................................19
                  B.       Liability for Return...............................19
                  C.       Limitation on Liability............................19
         6.5      Returned Distributions......................................19
         6.6      Obligations of Members to Report Allocations................20

ARTICLE VII - TRANSFER AND ASSIGNMENT OF INTERESTS............................20
         7.1      Transfer and Assignment of Interests........................20
         7.2      Further Restrictions on Transfer of Interests...............20
         7.3      Substitution of Members.....................................20
         7.4      Permitted Transfers.........................................20
         7.5      Effective Date of Permitted Transfers.......................20
         7.6      Rights of Legal Representatives.............................21
         7.7      No Effect to Transfers in Violation of Agreement............21

ARTICLE VIII - CONSEQUENCES OF DISSOLUTION EVENTS.............................21

ARTICLE IX - ACCOUNTING, RECORDS, REPORTING BY MEMBERS........................21
         9.1      Books and Records...........................................21
         9.2      Delivery to Members and Inspection..........................22
                  A.       Delivery of Information............................22
                  B.       Inspection and Copying.............................22
                  C.       Right to Request...................................22
                  D.       Copies of Amendments...............................22
         9.3      Annual Statements...........................................22
                  A.       Delivery of Statements.............................22
                  B.       Tax Information....................................23
         9.4      Company Accounts............................................23
         9.5      Accounting Decisions and Reliance on Others.................23
         9.6      Tax Matters for the Company Handled by Manager and Tax
                  Matters Partner.............................................23

ARTICLE X - DISSOLUTION AND WINDING UP........................................23
         10.1     Dissolution.................................................23
         10.2     Certificate of Dissolution..................................23
         10.3     Winding Up..................................................23
         10.4     Distributions in Kind.......................................24
         10.5     Order of Payment Upon Dissolution...........................24




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         10.6     Limitations on Payments Made in Dissolution.................24
         10.7     Certificate of Cancellation.................................24


ARTICLE XI - INDEMNIFICATION..................................................24
         11.1     Indemnification.............................................24
         11.2     Successors and Assigns; Limitations.........................25

ARTICLE XII - COMPETING ACTIVITIES............................................25

ARTICLE XIII - MISCELLANEOUS..................................................25
         13.1     Counsel to the Company......................................25
         13.2     Complete Agreement..........................................26
         13.3     Binding Effect..............................................26
         13.4     Parties in Interest.........................................26
         13.5     Pronouns; Statutory References..............................26
         13.6     Headings....................................................26
         13.7     Interpretation..............................................26
         13.8     References to this Agreement................................26
         13.9     Jurisdiction................................................26
         13.10    Exhibits....................................................27
         13.11    Severability................................................27
         13.12    Additional Documents and Acts...............................27
         13.13    Notices.....................................................27
         13.14    Amendments..................................................27
         13.15    Reliance on Authority of Person Signing Agreement...........27
         13.16    No Interest in Company Property; Waiver of Action for
                  Partition...................................................28
         13.17    Multiple Counterparts.......................................28
         13.18    Attorney Fees; Arbitration..................................28
         13.19    Remedies Cumulative.........................................29




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                               OPERATING AGREEMENT
                                       FOR
                         SUTRO VENTURE PARTNERS III LLC
                      A DELAWARE LIMITED LIABILITY COMPANY


         This Operating Agreement is made as of December 15, 1998, by and among Sutro Venture Management, Inc., a Delaware corporation, and those persons who, themselves or by attorney-in-fact, have executed this Agreement or a counterpart signature page to this Agreement and been admitted as Members in accordance with the provisions hereof. The parties by this Agreement set forth the operating agreement for the limited liability company being organized by them under the laws of the State of Delaware upon the terms and subject to the conditions of this Agreement.

                                    ARTICLE I

                                   DEFINITIONS

         When used in this Agreement, the following terms shall have the meanings set forth below (all terms used in this Agreement that are not defined in this Article I shall have the meanings set forth elsewhere in this Agreement):

         1.1 "ACT" shall mean the Delaware Limited Liability Company Act, as the same may be amended from time to time.

         1.2 "AFFILIATE" of a Member or Manager shall mean any Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with a Member or Manager, as applicable. The term "control," as used in the immediately preceding sentence, shall mean with respect to a corporation or limited liability company the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the controlled corporation or limited liability company, and, with respect to any individual, partnership, trust, other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

         1.3 "AGREEMENT" shall mean this Operating Agreement, as originally executed and as amended from time to time.

         1.4 "ARTICLES" shall mean the Certificate of Formation for the Company originally filed with the Delaware Secretary of State and as amended from time to time.

         1.5 "ASSIGNEE" shall mean the owner of an Economic Interest who has not been admitted as a substitute Member in accordance with Article VII.

         1.6 "BANKRUPTCY" shall mean: (a) the filing of an application by a Manager for, or his or her consent to, the appointment of a trustee, receiver, or custodian of his or her other assets; (b) the entry of an order for relief with respect to a Manager in proceedings under the United States Bankruptcy Code, as amended or superseded from time to time; (c) the making by a Manager of a general assignment for the benefit of creditors; (d) the entry of an order, judgement, or decree by any court of competent jurisdiction appointing a trustee, receiver, or custodian of the assets of a Manager unless the proceedings and the person appointed are dismissed within ninety (90) days; or
(e) the failure by a Manager generally to pay his or her debts as the debts become due within the meaning of Section 303(h)(1) of the United States Bankruptcy Code, as determined by the Bankruptcy Court, or the admission in writing of his or her inability to pay his or her debts as they



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become due.

         1.7      "BORROWER" shall have the meaning ascribed to such term in
Section 3.5 hereof.

         1.8 "CAPITAL ACCOUNT" shall mean with respect to any Member the individual Capital Account that shall be established and maintained for each Member and for each Capital Contribution of each Member in accordance with the following provisions:

                  (a) To each Capital Account of a Member there shall be credited such Member's related Capital Contribution, such Member's share of Profit with respect thereto, any items in the nature of income or gain that are specifically allocated thereto pursuant to this Agreement and the amount of any Company liabilities that are personally assumed by such Member or that are secured by any Company property distributed to such Member with respect thereto;

                  (b) To each Capital Account of a Member, there shall be debited the amount of cash and the Gross Asset Value of any Company property distributed to such Member pursuant to any provision of this Agreement with respect thereto, such Member's share of Loss with respect thereto, any items in the nature of expenses or loss that are specifically allocated thereto pursuant to this Agreement and the amount of any liabilities of such Member that are assumed by the Company or that are secured by any property contributed by such Member to the Company with respect thereto;

                  (c) In determining the amount of any liability, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations;

                  (d) If any interest in the Company is transferred in accordance with this Agreement, the transferee shall succeed to the Capital Accounts of the transferor to the extent that they relate to the transferred interest.

                  (e) If the Gross Asset Values of Company assets are adjusted pursuant to this Agreement, the respective Capital Accounts of all Members shall be adjusted simultaneously to reflect the aggregate net adjustment as if the Company were to have recognized gain or loss equal to the amount of such aggregate net adjustment.

                  (f) The foregoing provisions and other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent therewith. If the Manager determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with Regulations Section 1.704-1(b), the Manager may make such modification if it is not likely to have a material adverse effect on amounts distributable to any Member pursuant hereto on the dissolution of the Company. The Manager shall adjust the amounts debited or credited to Capital Accounts with respect to any property contributed to the Company or distributed to a Member and any liabilities secured by such contributed or distributed property or assumed by the Company or Member in connection with such contribution or distribution if the Manager determines that such adjustments are necessary or appropriate under Regulations Section 1.704-1(b)(2)(iv). The Manager shall also make any appropriate modifications if unanticipated events might cause this Agreement not to comply with Regulations
Section 1.704-1(b), and the Manager shall make all elections provided for under such Regulations.

         1.9 "CAPITAL CONTRIBUTION" of a Member shall mean the total amount of cash and the initial Gross Asset Value of property contributed to the capital of the Company by such Member.

         1.10 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to


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time, the provisions of succeeding law, and to the extent applicable, the
Regulations.

         1.11 "COMPANY" shall mean Sutro Venture Partners III LLC, a Delaware limited liability company.

         1.12 "COMPANY MINIMUM GAIN" shall have the meaning ascribed to the term "Partnership Minimum Gain" in the Regulations Section 1.704-2(d).

         1.13 "DEPRECIATION" shall mean, for each Fiscal Year or other Fiscal Period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Year or other Period, except that if the Gross Asset Value of an asset differs from its adjusted basis for Federal income tax purposes at the beginning of such Year or other Period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the Federal income tax depreciation, amortization or other cost recovery deduction for such Year or other Period bears to such beginning adjusted tax basis.

         1.14 "DETERMINATION DATE" shall mean the date as of which the value or amount of Company assets and/or liabilities is to be determined.

         1.15 "DISABILITY" shall mean permanent inability to be gainfully employed at Sutro or its Affiliates.

         1.16 "DISSOLUTION EVENT" shall mean with respect to any Manager, one or more of the following: the death, insanity, withdrawal, resignation, retirement, removal, expulsion, Bankruptcy or dissolution of any such Manager.

         1.17 "ECONOMIC INTEREST" shall mean the right to receive distributions of the Company's assets and allocations of Profit and Loss and similar items from the Company pursuant to this Agreement and the Act, but shall not include any other rights of a Member, including, without limitation, the right to vote or participate in the management of the Company, or except as provided in the Act, any right to information concerning the business and affairs of the Company.

         1.18 "FISCAL PERIOD" shall mean each period commencing (i) on the first day of each calendar year, (ii) on the date of any Capital Contribution,
(iii) on each date next following the date of any withdrawal from a Capital Account, and (iv) on the date on which Members are first admitted to the Company, and the prior Fiscal Period, if any, shall terminate on the day immediately preceding the day on which a new Fiscal Period commences.

         1.19 "FISCAL YEAR" shall mean the period from January 1 (or the date purchasers of Interests are first admitted to the Company in the case of the first Fiscal Year) through the succeeding December 31 or, if earlier, the date of dissolution and termination of the Company.

         1.20 "GROSS ASSET VALUE" shall mean, with respect to any asset, the asset's adjusted basis for Federal income tax purposes, except as follows:

                  (a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, determined as provided in Paragraph 1.20(f) below;

                  (b) The Gross Asset Value of all Company assets shall be adjusted to equal their respective gross fair market values, determined as provided in Paragraph 1.20(f) below, as of the following times: (i) on the acquisition of an additional interest in the Company by any new or



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existing Member in exchange for more than a DE MINIMIS Capital Contribution;
(ii) on the distribution by the Company to a Member of more than a DE MINIMIS amount of Company property, unless all Members receive simultaneous distributions of undivided interests in the distributed property in proportion to their respective Percentage Interests; (iii) on the last day of each Fiscal Period; and (iv) on a liquidation within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

                  (c) The Gross Asset Value of any Company property distributed to any Member shall be the gross fair market value of such Company property, determined as provided in Paragraph 1.20(f) below;

                  (d) The Gross Asset Value of any Company property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such Company property pursuant to Code Section 734(b) or 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided that Gross Asset Values shall not be so adjusted to the extent that the Manager determines that an adjustment pursuant to Paragraph 1.20(b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Paragraph 1.20(d); and

                  (e) If the Gross Asset Value of an asset has been determined or adjusted pursuant hereto, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profit and Loss, and Capital Accounts shall be adjusted in accordance with Regulations Section 1.704-1(b)(2)(iv)(g) and the Members' distributive shares of depreciation, depletion, amortization, gains and net loss for tax purposes with respect to such property shall be determined to take account of the variation between the adjusted tax basis and the Gross Asset Value of such property in the same manner as under Code Section 704(c).

                  (f) Whenever the "value,""fair value" or "fair market value" of Company property is to be determined, such "value" shall be determined, and the assets and liabilities of the Company shall be valued, on the following basis:

                           (i)      Marketable securities listed on national
securities exchanges or reported in the National Market System will be valued at the last sale price on the stock exchange or market on which the security is traded on the Determination Date or, if the security is traded on more than one stock exchange or market on the Determination Date, at the last sale price on the exchange or market on which such securities are principally traded on that Date; in the absence of a sale on such Date, such securities will be valued at the average of the closing bid prices as to long positions and asked prices as to short positions on such exchange or market on the Determination Date. A 25% discount will be applied in the case of any "restricted securities."

                           (ii)     Marketable securities not so traded will be
valued at the last bid prices as to long positions and at the last asked prices as to short positions, as reported by NASDAQ in the case of securities quoted on NASDAQ, or by the National Quotations Bureau, Inc. in the case of any other such securities. A 25% discount will be applied in the case of any "restricted securities."

                           (iii)    Short term money market instruments and bank
deposits will be valued at cost plus reported interest to date.

                           (iv)     All other assets and liabilities of the
Company will be valued at the fair value thereof as determined in good faith by the Manager, except that if the Company's assets could be deemed to be plan assets or plan property for the purposes of ERISA, securities which are


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of a class which is neither publicly traded nor convertible into a publicly traded class will be valued by the Company's independent auditors or by such other independent person which the Members might designate from time to time by the vote of a Majority Interest. Securities which are neither of a class which is publicly traded nor currently convertible into such a class will generally be valued at cost, unless the Manager believes that there is persuasive evidence to justify a valuation other than at cost. In making that determination, the Manager will attempt to consider all relevant information available to it without unreasonable effort or expense, and make a good faith attempt to ensure that new Interests are sold taking into account the then fair market value of the underlying investment portfolio, but these judgments will necessarily be subjective and based in large part on information provided by investee entities and investee funds. In determining the value of interests owned by the Master Company in other funds, the Manager will rely on information furnished by the managers of those other funds.

                           (v)      If the Determination Date is not a business
day, values as of the close of business on the last business day preceding such Date may be used. All determinations of values will, except as provided in (iv), above, be accomplished by the Manager, whose determination thereof shall be conclusive and binding.

         1.21 "INTEREST" shall mean any membership interest in the Company which was offered and sold pursuant to the Offering.

         1.22 "MAJORITY INTEREST" shall mean those Members who hold a majority of the Percentage Interests which all Members hold.

         1.23 "MANAGER" shall mean and refer to SVM, as well as to any other person that succeeds it as a manager of the Company.

         1.24 "MASTER COMPANY" shall mean Sutro Venture Fund 34 LLC, a Delaware limited liability company.

         1.25 "MEMBER" shall mean the Manager and each Person who is an initial signatory to this Agreement or has been admitted to the Company as a Member in accordance with the Articles or this Agreement (including an Assignee who has become a Member in accordance with Article VII), and (a) has not ceased to be a Member for other reason, and the term includes the Manager.

         1.26 "MEMBERSHIP INTEREST" shall mean a Member's entire interest in the Company including the Member's Economic Interest, any right to vote, and the right to receive information concerning the business and affairs of the Company.

         1.27 "MEMORANDUM" shall mean the Confidential Memorandum of the Company dated November 16, 1998, together with any amendments or supplements thereto.

         1.28 "NONMANAGER MEMBER" shall mean any Member that is not also a Manager.

         1.29 "OFFERING" shall mean the Company's offering of Interests pursuant to the Memorandum.

         1.30     Not Used.

         1.31 "PERCENTAGE INTEREST" shall mean for each Member or owner of Economic Interest as of a given date, the ratio of such Member's Capital Account to the Capital Accounts of all Members as of such date.


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         1.32     "PERSON" shall mean an individual, partnership, limited
partnership, limited liability company, corporation, trust, estate, association or any other entity.

         1.33     "PLAN" shall have the meaning ascribed to such term in
Section 3.5A hereof.

         1.34 "PROFITS" and "LOSSES" shall mean, for each Fiscal Year or Fiscal Period, an amount equal to the Company's taxable income or loss for such Fiscal Year or Fiscal Period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                  (a) Any income of the Company that is exempt from Federal income tax and not otherwise taken into account in computing Profit or Loss pursuant to this Section 1.34 shall be added to such taxable income or loss;

                  (b)      Any expenditures of the Company described in Code
Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profit and Loss pursuant to this Section 1.34 shall be subtracted from such taxable income or loss;

                  (c) If the Gross Asset Value of any company asset is adjusted pursuant to Paragraphs 1.20(b) or 1.20(d), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profit and Loss;

                  (d) Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the Company property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                  (e) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or Fiscal Period, computed in accordance with Section 1.13; and

                  (f) Notwithstanding any other provision of this Section 1.34, any items that are specially allocated pursuant to Section 6.2 shall not be taken into account in computing Profit and Loss.

         1.35 "PURCHASE DATE" shall mean any date on which the Manager shall, in its sole and absolute discretion, permit purchasers of Interests to make Capital Contributions.

         1.36 "REGULATIONS" shall, unless the context clearly indicates otherwise, mean the regulations in force as final or temporary that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code, and any successor regulations.

         1.37     "REMAINING MEMBERS" shall have the meaning ascribed to it in
Article VIII.

         1.38 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         1.39 "SUBSCRIPTION" shall mean the form of Subscription Agreement signed by investors under the Offering and attached as Exhibit "C" to the Memorandum.

         1.40 "SUTRO EMPLOYEE" means a full time employee of Sutro Group or an Affiliate of Sutro

Group which is controlled by the Sutro Group.

         1.41 "SUTRO GROUP" shall mean The Sutro Group, a Nevada corporation.

         1.42 "SVM" shall mean Sutro Venture Management, Inc., a Delaware corporation.

         1.43 "TAX MATTERS PARTNER" (as defined in Code Section 6231(a)(7)) shall be SVM or its successor as designated pursuant to Section 9.6.

                                   ARTICLE II

                             ORGANIZATIONAL MATTERS

         2.1 FORMATION. The Members have formed a Delaware limited liability company under the laws of the State of Delaware by filing the Articles with the Delaware Secretary of State and entering into this Agreement. The rights and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

         2.2 NAME. The name of the Company shall be "Sutro Venture Partners III LLC." The business of the Company may be conducted under that name or, upon compliance with applicable laws, any other name that the Manager deems appropriate or advisable. The Manager shall file any fictitious name certificates and similar filings, and any amendments thereto, that the Manager considers appropriate or advisable.

         2.3 TERM. The term of this Agreement commenced on the filing of the Articles and shall continue until terminated as hereinafter provided.

         2.4      OFFICE AND AGENT.

                  A. PRINCIPAL OFFICE. The principal office of the Company shall be located at 3773 Howard Hughes Parkway, #190 South, Las Vegas, NV 89109, unless and until the Manager shall determine otherwise, and the Manager may determine to establish such additional offices to be located at such place or places inside or outside the State of Delaware as the Manager may designate from time to time.

                  B. REGISTERED OFFICE. The Registered Office of the Company in the State of Delaware is located at 1013 Centre Road, in the City of Wilmington, County of New Castle. The registered agent of the Company for service of process at such address is Corporation Service Company.

                  C. OTHER JURISDICTIONS. The Company shall file or record such documents and take such other actions under the laws of any jurisdiction outside the State of Delaware as are necessary or desirable to permit the Company to do business in any such jurisdiction as is selected by the Manager and to promote the limitation of liability for the Members in any such jurisdiction.

         2.5 PURPOSE AND BUSINESS OF THE COMPANY. The Company was formed to acquire, own, hold for investment and otherwise dispose of securities, and to do any and all acts and things necessary, appropriate, proper, advisable, incidental to, or convenient for the furtherance and accomplishment of such business, objectives, and purpose, but subject to the provisions of Paragraph 5.3B hereof. It is contemplated that the Company will accomplish its purpose principally through investment in the Master Company.

                                   ARTICLE III

                              CAPITAL CONTRIBUTIONS

         3.1 CAPITAL CONTRIBUTIONS OF MEMBERS. Any person, including the Manager, whose Subscription has been accepted by the Manager and who has signed, or whose attorney-in-fact has signed, this Agreement shall, on the Purchase Date immediately following acceptance of such person's most recent Subscription, contribute to the capital of the Company cash in an amount equal to the amount as to which such person's Subscription has been accepted in respect of such Purchase Date, and thereupon such person shall become a Member or, if already a Member, such person's interest in the Company shall be increased accordingly. In either case, a new Capital Account shall be established for such person in respect of the new Capital Contribution. The Manager may, but need not, purchase Interests (but shall be a Member whether or not it purchases any Interests).

         3.2 OTHER CONTRIBUTIONS. No person shall be permitted to make any Capital Contribution except as permitted pursuant to the provisions of this Agreement.

         3.3 CERTAIN RESTRICTIONS UPON INTEREST SALES. The Company shall not issue or sell an Interest in any case where that issuance or sale would cause the Company or the Master Company to fail to qualify for the exemption from the definition of "investment company" provided by Section 3(c)(1) of the Investment Company Act of 1940, as amended (the "1940 Act"). Subscriptions shall not be accepted from more than 35 persons who the Manager does not reasonably believe to be "accredited investors," as such term is defined in Rule 501 promulgated under the Securities Act.

         3.4 NO INTEREST. No Member shall be entitled to receive any interest on his or her Capital Contributions.

         3.5 BORROWING. Certain Members (each, a "Borrower") may be given the opportunity prior to the due date of any Capital Contribution, to borrow all or any part of such Contribution from Sutro upon such terms as may be offered by Sutro. Such terms may include, without limitation, the following:

                  A. The principal of and interest on the loan shall accelerate and be payable earlier than the date due as described in the Memorandum and/or any note memorializing the loan, including, without limitation; (i) to the extent of 2/3 of any distributions payable to a Borrower as a Member under this Agreement; (ii) upon the termination of the employment of the Borrower by Sutro and its Affiliates, except for a termination by reason of death or Disability, or, in the sole discretion of Sutro, normal retirement under the applicable policies of Sutro and its Affiliates, or (iii) upon the sale, redemption, termination, withdrawal or transfer of all or any part of the Borrower's interest in the Company. The principal of and interest on the loan shall also accelerate and be payable to the extent of 100% of any distributions to which the Borrower would otherwise be entitled under the Deferred Compensation Plan referred to in the Memorandum (the "Plan").

                  B. The Manager shall have the right to offset and shall offset loan obligations due Sutro against distributions due the Borrower as a Member hereunder and to cause the payment of such loans to the extent of such distributions.

         3.6 VESTING. Notwithstanding the foregoing, the Interest of each Nonmanager Member shall be subject to a vesting requirement that the Member remain a Sutro Employee for a consecutive period of three years following purchase of the Interest involved and with vesting occurring all at once on the third anniversary of the Purchase Date relating to the Interest in question (and with no partial, pro rata or incremental vesting). This vesting requirement may be waived in whole or in part by the Manager in its discretion and shall be waived in the event of termination of employment by reason of death or Disability, or, in the sole discretion of the Manager, normal retirement under the applicable policies of Sutro and its Affiliates. Upon termination of such employment of a Member for any reason within three (3) years from the date of a Member's acquisition of an Interest in the Company, unless the Manager otherwise determines in its discretion:

                  A. The right of the Member to any distributions of assets of the Company under Section 6.3 shall terminate as to the unvested Interest; and

                  B. The Member shall be required to withdraw from the Company in accordance with Section 4.4B as to the nonvested Interest and such nonvested Interest shall be liquidated under Section 4.4C; provided, however, that the Manager may elect instead, in its sole discretion, to purchase the Interest of such Member, or of any Member withdrawing under clause (ii) of
Section 4.4B, on equivalent terms and, notwithstanding any provision of this Agreement to the contrary, other than Section 7.2 hereof with which there shall be compliance, the Manager shall be free to assign its purchase right or the Interest which it acquires to any person and to admit that person as a Member. The proceeds of such liquidation or purchase shall be applied to payment of the remaining principal of and accrued interest on any loans owed by a Member who is a Borrower under Section 3.5 hereof before any payment or distribution of such proceeds is made to the Member.

                                   ARTICLE IV

                                     MEMBERS

         4.1 LIMITATIONS ON LIABILITY OF MEMBERS. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or by reason of such Member's acts or omissions in connection with the conduct of the business of the Company.

         4.2      LIABILITY OF MEMBERS TO THE COMPANY.

                  A. LIABILITY OF MEMBERS TO THE COMPANY. A Member is liable to the Company: (i) for the difference between his or its contribution to capital as actually made and that is stated in the Articles, this Agreement, Subscription or other document executed by the Member as having been made by the Member; and (ii) for any unpaid Capital Contribution which he, she or it agreed in the Articles, this Agreement, or any Subscription or other document executed by the Member to make in the future at the time and on the conditions stated in the Articles, Agreement, Subscription or other document evidencing such agreement. No Member shall be excused from an obligation to the Company to perform any promise to contribute money, property or to perform services because of death, disability, dissolution or any other reason.

                  B. MEMBER AS TRUSTEE FOR THE COMPANY. A Member holds as trustee for the Company (i) specific property stated in the Articles, Agreement, Subscription or other document executed by the Member as contributed by such Member, but which was not contributed or which has been wrongfully or erroneously returned; and (ii) money or other property wrongfully paid or conveyed to such Member on account of his or its Capital Contribution.

                  C. WAIVER OF LIABILITY OF MEMBER. The liabilities of a Member as set out in this Section 4.2 can be waived or compromised only by the consent of all Members; but a waiver or compromise shall only affect the right of a creditor of the Company to the extent permitted by applicable law.

         4.3 ADMISSION OF ADDITIONAL MEMBERS. The Manager may admit to the Company additional Members, from time to time, only as expressly provided in this Agreement, including pursuant to Sections 3.1 and Article VII hereof, and neither the Manager nor the Members shall be permitted to admit new Members, except as otherwise expressly provided in this Agreement.

         4.4 WITHDRAWALS OR RESIGNATIONS. Except as otherwise provided in this Section 4.4 no Member may withdraw or resign from the Company or demand a return or withdrawal of any part of its Capital Account or Capital Contribution.

                  A. WITHDRAWAL OF MEMBER. Except as otherwise provided in this Section 4.4, no Member shall be permitted to withdraw from the Company until his or her Interest is vested under Section 3.6 hereof and then only with the approval of the Manager, which approval may be withheld if the Manager does not believe that such withdrawal is in the best interests of the other Members, whether because of the cash position of the Company, the undesirability of liquidating any of the investments of the Company, or otherwise. The following provisions shall govern with respect to any withdrawals approved by the Manager:

                           (i)      No such withdrawal shall be made except as
of the last day of a Fiscal Year;

                           (ii)     Partial withdrawals shall not be permitted
and a Member desiring to withdraw must withdraw his or her entire interest in the Company;

                           (iii)    The Member desiring to withdraw must notify
the Manager in writing at least sixty (60) days prior to the close of the Fiscal Year in which such Member wishes to effect his or her withdrawal; and

                           (iv)     The Manager may, if necessary to accommodate
a request for withdrawal by a Member, attempt to obtain a purchaser of the whole or a part of such Member's Interest.

                  B. MANDATORY WITHDRAWAL. Unless the Manager otherwise determines, a Member shall (i) as to any of his or her unvested Interests, be required to withdraw from the Company upon his or her resigning as an employee of, or upon any other termination of his or her employment with, Sutro and its Affiliates prior to the vesting of his or her Interest under Section 3.6, except for a termination by reason of death or Disability, or, in the sole discretion of the Manager, normal retirement under the applicable policies of Sutro and its Affiliates, and (ii) as to all of his or her Interests, vested or not, be required to withdraw from the Company upon any default by him or her under any borrowing as a Borrower under Section 3.5 hereof, and, in each case ((i) or (ii)), such Interests shall be liquidated under Section 4.3C or purchased by the Manager as provided under Paragraph 3.6.

                  C. LIQUIDATING SHARE. In the event any Member shall withdraw or be required to withdraw in accordance with the provisions of this
Section 4.4, there shall be paid to such Member or his or her legal representative within 180 days after the last day of the Fiscal Year in which the effective date of withdrawal occurs, an amount equal to such Member's positive Capital Account balance as to the Interest involved, determined as of the effective date of withdrawal; provided, however, that in the event of a mandatory withdrawal under
Section 4.4B, such Member shall be paid an amount equal to the lesser of (i) his or her Capital Contribution(s) as to the subject Interest, less distributions paid to such Member by the Company in respect thereof prior to the effective date of withdrawal, other than that amount of such distributions as to the subject Interest, if any, which is equal to the amount of taxes which is estimated by the Manager (whose estimate shall be conclusive and binding) to have been paid and/or to be payable by the Member by reason of Company allocations to the Member which are attributable to Company operations through the effective date of withdrawal (assuming a California taxpayer and the applicability of maximum Federal and state rates), or (ii) his or her positive Capital Account balance as to the subject Interest, in each case (in the case of the foregoing clauses (i) and (ii)), less the balance due Sutro in respect of any borrowing pursuant to Section 3.5 hereof (which balance due shall be remitted by the Company to Sutro). In the case of mandatory withdrawal under
Section 4.4B, Capital Account balances will be determined and valuations will be made as of the close of business on the Fiscal Year end closest in time to the effective date of withdrawal. No interest shall accrue on any Interest between the date of withdrawal and the date of payment. The term "effective date of withdrawal" in this Section 4.4C means the date referred to in clause (i) of
Section 4.4A in the case of a withdrawal under Section 4.4A or the date of termination or default, as the case may be, in the case of Section 4.4B.

         4.5 TRANSACTIONS WITH THE COMPANY. Subject to any limitations set forth in this Agreement and with the prior approval of the Manager, a Member may lend money to and transact other business with the Company. Subject to other applicable law, such Member has the same rights and obligations with respect thereto as a Person who is not a Member.

         4.6 REMUNERATION TO MEMBERS. Except as otherwise specifically provided in this Agreement, no Member is entitled to remuneration for acting in the Company business.

         4.7 MEMBERS ARE NOT AGENTS. Pursuant to Section 5.1, the management of the Company is vested in the Manager. The Members shall have no power to participate in the management of the Company except as expressly authorized by this Agreement or the Articles and except as expressly required by the Act. No Member, acting solely in the capacity of a Member, is an agent of the Company nor does any Member, unless expressly and duly authorized in writing to do so by the Manager, have any power or authority to bind or act on behalf of the Company in any way, to pledge its credit, to execute any instrument on its behalf or to render it liable for any purpose.

         4.8 VOTING RIGHTS. Except as expressly provided in this Agreement or the Articles, Members shall have no voting, approval or consent rights.

         4.9      MEETINGS OF MEMBERS.

                  A. DATE, TIME AND PLACE OF MEETINGS OF MEMBERS; SECRETARY. Meetings of Members may be held at such date, time and place within or without the State of Delaware as the Manager may fix from time to time. No regular meetings of Members are required. At any Members' meeting, the Manager shall appoint a person to preside at the meeting and a person to act as secretary of the meeting. The secretary of the meeting shall prepare minutes of the meeting which shall be placed in the minute books of the Company.

                  B. POWER TO CALL MEETINGS. Meetings of the Members may be called by the Manager, or upon written demand of Members holding more than ten percent (10%) of the Percentage Interests, for the purpose of addressing any matters on which the Members may vote.

                  C. NOTICE OF MEETING. Written notice of a meeting of Members shall be sent or otherwise given to each Member not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and the general nature of the business to be transacted. No other business may be transacted at this meeting. Upon written request to the Manager by any person entitled to call a meeting of Members, the Manager shall immediately cause notice to be given to the Members entitled to vote that a meeting will be held at a time requested by the person calling the meeting, not less than ten (10) days nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after the receipt of the request, the person entitled to call the meeting may give the notice.

                  D. MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any meeting of Members shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the Member at the address of that Member appearing on the books of the Company or given by the Member to the Company for the purpose of notice. If no such address appears on the Company's books or is given, notice shall be deemed to have been given if sent to that Member by first-class mail or telegraphic or other written communication to the Company's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

                           If any notice addressed to a Member at the address of
that Member appearing on the books of the Company is returned to the Company by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the Member at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the Member on written demand of the Member at the principal executive office of the Company for a period of one year from the date of the giving of the notice.

                           An affidavit of the mailing or other means of giving
any notice of any meeting shall be executed by the Manager and shall be filed and maintained in the minute book of the Company.

                  E. VALIDITY OF ACTION. Any action approved at a meeting, other than by unanimous approval of those entitled to vote, shall be valid only if the general nature of the proposal so approved was stated in the notice of meeting or in any written waiver of notice.

                  F. QUORUM. The presence in person or by proxy of a Majority Interest shall constitute a quorum at a meeting of Members.

                  G. ADJOURNED MEETING; NOTICE. Any Members' meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the Membership Interests represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting. When any meeting of Members is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is subsequently fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the Manager shall set a new record date. At any adjourned meeting the Company may transact any business which might have been transacted at the original meeting.

                  H. WAIVER OF NOTICE OR CONSENT. The actions taken at any meeting of Members however called and noticed, and wherever held, have the same validity as if taken at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the Members entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or consents to the holding of the meeting or approves the minutes of the meeting. All such waivers, consents or approvals shall be filed with the Company records or made a part of the minutes of the meeting.

                           Attendance of a person at a meeting shall constitute
a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting. Neither the business to be transacted nor the purpose of any meeting of Members need be specified in any written waiver of notice except as provided in Paragraph 4.10E.

                  I. ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action that may be taken at a meeting of Members may be taken without a meeting, if a consent in writing setting forth the action so taken, is signed and delivered to the Company within sixty (60) days of the record date for that action by Members having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Members entitled to vote on that action at a meeting were present and voted. All such consents shall be filed with the Manager or the secretary, if any, of the Company and shall be maintained in the Company records. Any Member giving a written consent, or the Member's proxy holders, may revoke the consent by a writing received by the Manager or secretary, if any, of the Company before written consents of the number of votes required to authorize the proposed action have been filed.

                           Unless the consents of all Members entitled to vote
have been solicited in writing, (i) notice of any Member approval of an amendment to the Articles or this Agreement, a dissolution of the Company, or a merger of the Company, without a meeting by less than unanimous written consent, shall be given at least ten (10) days before the consummation of the action authorized by such approval, and (ii) prompt notice shall be given of the taking of any other action approved by Members without a meeting by less than unanimous written consent, to those Members entitled to vote who have not consented in writing.

                  J. TELEPHONIC PARTICIPATION BY MEMBER AT MEETINGS. Members may participate in any Members' meeting through the use of any means of conference telephones or similar communications equipment as long as all Members participating can hear one another. A Member so participating is deemed to be present in person at the meeting.

                  K. RECORD DATE. In order that the Company may determine the Members of record entitled to notices of any meeting or to vote, or entitled to receive any distribution or to exercise any rights in respect of any distribution or to exercise any rights in respect of any other lawful action, the Manager, or Members representing more than ten percent (10%) of the Percentage Interests may fix, in advance, a record date, that is not more than sixty (60) days nor less than ten (10) days prior to the date of the meeting and not more than sixty (60) days prior to any other action. If no record date is fixed:

                           (i)      The record date for determining Members
entitled to notice of or to vote at a meeting of Members shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

                           (ii)     The record date for determining Members
entitled to give consent to Company action in writing without a meeting shall be the day on which the first written consent is given.

                           (iii)    The record date for determining Members for
any other purpose shall be at the close of business on the day on which the Manager adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of the other action, whichever is later.

                           (iv)     The determination of Members of record
entitled to notice of or to vote at a meeting of Members shall apply to any adjournment of the meeting unless the Manager or the Members who called the meeting fix a new record date for the adjourned meeting, but the Manager or the Members who called the meeting shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

                  L. PROXIES. Every Member entitled to vote on any matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Manager or secretary, if any, of the Company. A proxy shall be deemed signed if the Member's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, electronic transmission or otherwise) by the Member or the Member's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Company stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Company before the vote pursuant to that proxy is counted.

         4.10 CERTIFICATE OF MEMBERSHIP INTEREST. Unless the Manager otherwise elects, a Membership Interest shall not be represented by a certificate of membership.

                                    ARTICLE V

                      MANAGEMENT AND CONTROL OF THE COMPANY

         5.1 MANAGEMENT OF THE COMPANY BY MANAGER. The business, property and affairs of the Company shall be managed exclusively by the Manager. Except for situations in which the approval of the Members is expressly required by the Articles or this Agreement, the Manager shall have full, complete and exclusive authority, power, and discretion to manage and control the business, property and affairs of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business, property and affairs. The number of Managers shall be one (1).

         5.2 RESIGNATION AND REMOVAL OF MANAGERS. No Manager may resign as Manager at any time without the consent of a Majority Interest of the Members other than the departing Manager. A Manager may be removed at any time, with Cause (but may not be removed without Cause), by the unanimous vote of all of the Members (other than the Member who is to be removed as Manager) at a meeting called expressly for that purpose, or by the written consent of all of the Members (other than the Member who is to be removed as Manager). Removal as Manager shall not affect the Manager's rights as a Member or constitute a withdrawal of a Manager as a Member. For purpose of this Section, "Cause" shall mean fraud, willful misconduct or embezzlement.

         5.3      POWERS OF MANAGER.

                  A.       POWERS OF MANAGER. Without limiting the generality of
Section 5.1, but subject to Paragraph 5.3B and to the express limitations set forth elsewhere in this Agreement, the Manager shall have all necessary powers to manage and carry out the purposes, business, property, and affairs of the Company.

                  B. LIMITATIONS ON POWER OF MANAGER. Notwithstanding any other provisions of this Agreement, the Manager shall not have authority hereunder to cause the Company to engage in the following transactions without first obtaining the affirmative vote or written consent of a Majority Interest (or such larger percentage as is specified in this Agreement), the concurrence of the Manager (except where expressly not required) and (except the case of removal of the Manager) the concurrence of any Member materially and adversely affected by the proposed amendment:

                           (i)      The merger of the Company with another
limited liability company or limited partnership or corporation, general partnership or other Person;

                           (ii)     The establishment of different classes of
Members;

                           (iii)    An alteration of the primary purpose or
business of the Company as set forth in Section 2.5;

                           (iv)     Any act which would make it impossible to
carry on the ordinary business of the Company;

                           (v)      To engage in any other transaction described
in this Agreement that requires the vote, consent, or approval of the Members;

         5.4 PERFORMANCE OF DUTIES; LIABILITY OF MANAGER. The Manager shall not be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, reckless or intentional misconduct, or a knowing violation of law by the Manager, and provided that the Manager shall have acted in good faith and in a manner it reasonably believed to be in the best interests of the Company and its Members. A Manager who so performs the duties of Manager shall not have any liability by reason of being or having been a Manager of the Company. Notwithstanding the foregoing, it is understood and agreed that the Federal securities laws impose liabilities under certain circumstances on persons who act in good faith, and, therefore, nothing herein shall in any way be deemed to constitute a waiver or limitation of any rights which a Member may have under any Federal securities laws.

                  In performing its duties, the Manager shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, of the following persons or groups unless the Manager has knowledge concerning the matter in question that would cause such reliance to be unwarranted and provided that the Manager acts in good faith and after reasonable inquiry when the need therefor is indicated by the circumstances:

                  (a) One or more employees or other agents of the Company or of a portfolio company of the Company or Master Company whom the Manager reasonably believes to be reliable and competent in the matters presented; or

                  (b) Any attorney, independent accountant, or other person as to matters which the Manager reasonably believes to be within such person's professional or expert competence.

         5.5 PAYMENTS TO MANAGER. Except as specified in this Agreement or referred to in the Memorandum, no Manager or Affiliate of a Manager is entitled to remuneration for services rendered or goods provided to the Company. The Company shall reimburse the Manager for all expenses incurred by the Manager in conducting the Company's business, and all direct disbursements made and obligations incurred on behalf of the Company, including the Company's due diligence trading, custodial, borrowing, legal, accounting, documentation, reporting, meeting and auditing expenses, and other items of a general overhead and administrative nature which are customarily incurred by persons engaged in the business of the Company; provided, however, that overhead items pertaining to the operations of the Manager, including salaries to its employees, rent, office expenses and similar costs and expenses, shall not be reimbursable by the Company, and it is specifically understood and agreed that all expenses incurred in connection with the organization of the Company or the preparation of the Memorandum in excess of Twenty-Five Thousand Dollars ($25,000) shall not be reimbursed and shall be the sole responsibility of the Manager. In addition, the Manager shall be entitled to receive payment of an administrative fee in an amount equal to one percent (1.00%) of the Capital Accounts of each Nonmanager Member as at the end of each Fiscal Year, which amount shall be calculated, debited to the Capital Accounts of the Nonmanager Members and paid in cash or by check to the Manager as soon as practicable following Fiscal Year end. If any Company Fiscal Year is less than a complete year, then the Manager will be entitled to payment of a proportionate share of such fee in respect of the period in question; however, there shall be deducted from the fee otherwise payable an aggregate amount equal to the amount by which the fair market value of the Company's pro rata share (based on relative commitments to contribute capital to the Master Company (as of the Company's admission to contribute capital to the Master Company)) of the Interim Investments (as such term is defined in the Memorandum) exceeds their original cost to Sutro (with fair market value calculated as of the Company's admission to the Master Company).

         5.6 LIMITED LIABILITY. No person who is a Manager of the Company shall be personally liable under any judgement of a court, or in any other manner, for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being a Manager.

         5.7 INTERESTS HELD BY MANAGER. Except as otherwise provided in this Agreement, Interests held by the Manager, if any, shall entitle the Manager to all the rights of any other holder of Interests, including without limitation the economic, voting, information and inspection rights of a Member.

                                   ARTICLE VI

                ALLOCATIONS OF PROFITS AND LOSSES; DISTRIBUTIONS

         6.1 CAPITAL ACCOUNTS. Individual Capital Accounts shall be maintained in accordance with Section 1.8.

         6.2 ALLOCATIONS. Subject to the provisions below regarding special allocations and subject to Section 5.5 with respect to the administrative fee provided for therein, Profits and Losses shall be allocated to the Members for each Fiscal Period as of the first day of such Fiscal Period as follows:

                  A. ALLOCATIONS. Profits and Losses shall be allocated to the Members for each period described as follows:

                           1.       PROFITS AND LOSSES. Profits and Losses for
each Fiscal Period shall be allocated to the Members in proportion to their respective Percentage Interests as of the first day of such Fiscal Period.

                           2.       RECAPTURE. Anything herein to the contrary
notwithstanding, any recapture under applicable tax laws shall be allocated to the Members in the same proportions as the item generating the recapture shall have been allocated.

                  B. SPECIAL CAPITAL ACCOUNT ALLOCATIONS. Notwithstanding the allocation provisions of Section 6.2A, the following special allocations shall be made in allocating Profits and Losses:

                           1.       SECTION 704 ALLOCATIONS. Any special
allocations necessary to comply with the requirements set forth in Section 704 of the Code and the corresponding Regulations, including the qualified income offset and minimum gain chargeback provisions contained therein, shall be made.

                           2.       TAX ALLOCATIONS.

                                    (a)     Subject to clause 6.3B(2)(b) below,
in each Fiscal Year, items of income, deduction, gain, loss or credit that are recognized for income tax purposes shall be allocated among the Members in such manner as to reflect equitably amounts credited to or debited against the Capital Account of each Member, whether in such Fiscal Year or in prior Fiscal Years. To this end, the Company shall establish and maintain records that shall show the extent to which the Capital Account of each Member shall, as of the last day of each Fiscal Year, be comprised of amounts that have not been reflected in the taxable income of such Member. To the extent deemed by the Manager to be feasible and equitable, taxable income and gains in each Fiscal Year shall be allocated among the Members who have enjoyed the related credits, and items of deduction, loss and credit in each Fiscal Year shall be allocated among the Members who have borne the burden of the related debits.

                                    (b)     Notwithstanding any of the foregoing
provisions to the contrary, if a Member withdraws capital during a Fiscal Year, allocations of taxable income and loss may, in the exclusive discretion of the Manager, be made as follows:

                                            i.       Taxable income may be
allocated first, to each Member who shall have withdrawn all or part of such Member's Capital Account in that Fiscal Year, to the extent that such withdrawal exceeds such member's adjusted tax basis in such Member's interest in the Company immediately prior to such withdrawal. If more than one Capital Account shall have been so withdrawn in full or in part, such allocations, if made, shall be made to the extent of and in proportion to such differences;

                                            ii.      Taxable loss may first be
allocated to each member who shall have withdrawn all of such Member's Capital Account in that Fiscal Year, to the extent that such Member's adjusted tax basis in such Member's interest in the Company exceeds that Capital Account immediately prior to such withdrawal. If more than one Capital Account has been so withdrawn, such allocations of taxable loss, if made, shall be made to the extent of and in proportion to such differences; and

                                            iii.     Thereafter, taxable income
and loss shall be allocated as provided in clause 6.3B(2)(a) above.

                           (c)      The Manager, in its exclusive discretion,
may cause the Company to make the election to adjust the basis of the Company property under Code Section 754. In any year in which the Code Section 754 election is in effect, this clause 6.3B(2) shall be null and void. Any elections or other decisions relating to such allocations shall be made by the Manager in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Paragraph 6.3B(2) are solely for purposes of Federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Capital Account or share of Profits, Losses or other items of any Member, or distributions to any Member, pursuant to any provision of this Agreement.

                           3.       OTHER ALLOCATION RULES.

                                    (1)     Generally, all Profits and Losses
shall be allocated among the Members as provided in Section 6.2A and this
Section 6.3B. If Members are admitted to the Company on different dates during any Fiscal Year, the Profits or Losses allocated among the Members for each such Fiscal Year shall be allocated in proportion to their respective Capital Accounts from time to time during such Fiscal Year in accordance with Code
Section 706, using any convention permitted by law and selected by the Manager.

                                    (2)     For purposes of determining the
Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Manager using any permissible method under Code Section 706 and the Regulations thereunder.

                                    (3)     Notwithstanding any of the foregoing
provisions to the contrary, if taxable gain to be allocated includes income resulting from the sale or disposition of Company property or property of a limited partnership or joint venture in which the Company owns an interest that is treated as ordinary income, such gain so treated as ordinary income shall be allocated to and reported by each Member in proportion to allocations to that Member of the items that gave rise to such ordinary income, and the Company shall keep records of such allocations. In the event of the subsequent admission of any new Member, any item that would constitute "unrealized receivables" under Code Section 751 and the Regulations thereunder shall not be shared by the newly admitted Members, but rather shall remain allocated to existing Members.

                           4.       PROVISIONAL ALLOCATION.  If any amount
claimed by the Company to constitute a deductible expense in any Fiscal Year is treated by any Federal, state or local taxing authority as a payment made to a Member in such Member's capacity as a member of the Company for income tax purposes, with regard to such authority, items of income and gain of the Company for such Fiscal Year shall first be allocated to such member to the extent of such payment.

                  C. WITHDRAWALS FROM CAPITAL ACCOUNTS. If a Member's Interest is liquidated by the Company pursuant to Section 4.4C and the Member receives less than the amount of the balance in his or her Capital Account, then the excess of (i) the balance in his or her Capital Account over (ii) the amount distributed by the Company shall be allocated among all the remaining Members in proportion to their Capital Account balances. This provision shall be applied so as to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704- 1(b)(2)(iv)(q). Further, notwithstanding Section 6.1, if a Member's Interest is purchased by the Manager pursuant to Paragraph 3.6(c) and the purchase price is less than the balance of the Capital Account of the Member, then (i) the excess of (x) the balance in the

Member's Capital Account over (y) the amount paid by the Manager shall be allocated among all the remaining Members in proportion to their Capital Account balances and (ii) the Manager (and any assignee of the Manager) shall have a Capital Account balance with respect to the purchased interest in the Company equal to the purchase price paid by the Manager.

         6.3 DISTRIBUTIONS IN GENERAL. Distributions will be made to all Members in proportion to their Percentage Interests. The making of distributions described in this Section 6.3 shall be within the sole and absolute discretion of the Manager, except that net cash proceeds generated from the sale or other disposition of investments in portfolio companies will not be reinvested by the Company; instead, they will be distributed to Members, except that the Manager may retain in the Company such amounts as it deems prudent as reserves to meet current or future Company expenses or liabilities and to make tax distributions as described below, and except that "restricted securities" will generally not be distributed until they become publicly tradeable by reason of registration or under Rule 144 of the Securities Act of 1933, as amended, or until the Company is dissolved. To the extent that there is any amount due to Sutro from a Member who is a Borrower under Section 3.5, each distribution to such Borrower pursuant to this Section 6.3 shall be applied in payment of such obligation of such Borrower. The Manager shall endeavor, but shall not be required, to distribute cash to the Members in an amount estimated by the Manager to be equal to their Federal and state income tax liabilities arising from investment in the Company (assuming California taxpayers and applying the maximum Federal and state then in effect).

         6.4      RESTRICTION ON DISTRIBUTIONS.

                  A. LIMITATION. No distribution shall be made if, after giving effect to the distribution, all liabilities of the Company, other than liabilities to Members on account of their Membership Interests and liabilities for which the recourse of creditors is limited to specified property of the Company, exceed the fair value of the assets of the Company, except that the fair value of property that is subject to a liability for which the recourse of creditors is limited shall be included in the assets of the Company only to the extent that the fair value of that property exceeds that liability.

                  B. LIABILITY FOR RETURN. A Member who receives a distribution in violation of Paragraph 6.4A and who knew at the time of the distribution that the distribution violated Paragraph 6.4A shall be liable to the Company for the amount of the distribution. A Member who receives a distribution in violation of Paragraph 6.4A and who did not know at the time of the distribution that the distribution violated Paragraph 6.4A shall not be liable for the amount of the distribution. Subject to Paragraph 6.4C, this Paragraph 6.4B shall not affect any obligation or liability of a Member under this Agreement or applicable law for the amount of a distribution.

                  C. LIMITATION ON LIABILITY. A Member who receives a distribution from the Company shall have no liability for the amount of the distribution after the expiration of three (3) years from the date of the distribution unless an action to recover the distribution from such Member is commenced prior to the expiration of the said 3-year period and an adjudication of liability against such Member is made in the said action.

         6.5 RETURNED DISTRIBUTIONS. The amount of any distribution returned to the Company by a Member or Economic Interest owner or paid by a Member or Economic Interest owner for the account of the Company or to a creditor of the Company shall be added to the account or accounts from which it was subtracted when it was distributed to the Member or Economic Interest owner.

         6.6 OBLIGATIONS OF MEMBERS TO REPORT ALLOCATIONS. The Members are aware of the income tax consequences of the allocations made by this Article VI and hereby agree to be bound by the provisions of this Article VI in reporting their shares of Company income and loss for income tax purposes.

                                   ARTICLE VII

                      TRANSFER AND ASSIGNMENT OF INTERESTS

         7.1 TRANSFER AND ASSIGNMENT OF INTERESTS. No Member shall be entitled to transfer, assign, convey, sell, encumber or in any way alienate all or any part of his or her Membership Interest (collectively, "transfer") except with the prior written consent of the Manager, which consent may be given or withheld, conditioned or delayed (as allowed by this Agreement or the Act), as the Manager may determine in its sole and absolute discretion. Transfers in violation of this Article VII shall only be effective to the extent set forth in
Section 7.7. After the consummation of any transfer of any part of a Membership Interest, the Membership Interest so transferred shall continue to be subject to the terms and provisions of this Agreement and any further transfers shall be required to comply with all the terms and provisions of this Agreement.

         7.2 FURTHER RESTRICTIONS ON TRANSFER OF INTERESTS. In addition to other restrictions found in this Agreement, no Member shall transfer, assign, convey, sell, encumber or in any way alienate all or any part of his or her Membership Interest: (i) without compliance with all Federal and state securities law, (ii) if it would cause the Company or the Master Company to fail to qualify for the exemption from the definition of "investment company" provided by Section 3(c)(1) of the 1940 Act, (iii) if it would cause the Company to be treated as a publicly traded partnership ("PTP") taxable as a corporation under Code Section 7704, or (iv) if the Membership Interest to be transferred, when added to the total of all other Membership Interests transferred in the preceding twelve (12) consecutive months prior thereto, would cause the tax termination of the Company under Code Section 708(b)(1)(B).

         7.3 SUBSTITUTION OF MEMBERS. An Assignee of a Membership Interest shall have the right to become a substitute Member only if (i) the requirements of Sections 7.1 and 7.2 relating to consent of the Manager and securities and tax requirements hereof are met, (ii) the Assignee executes an instrument satisfactory to the Manager accepting and adopting the terms and provisions of this Agreement, and (iii) the Assignee pays any reasonable expenses in connection with his or her admission as a new Member. The admission of an Assignee as a substitute Member shall not result in the release of the Member who assigned the Membership Interest from any liability that such Member may have to the Company.

         7.4 PERMITTED TRANSFERS. The Economic Interest of any Member may be transferred subject to compliance with Sections 7.2 and 7.3, but without the prior written consent of the Manager as required by Section 7.1, by the Member
(i) by inter vivos gift to any spouse, parent, sibling, in-law, child or grandchild of the Member, (ii) to a trust for the benefit of the Member or such spouse, parent, sibling, in-law, child or grandchild of the Member or by inter vivos gift to a trust revocable during the Member's lifetime but for the benefit of any Person, or (iii) by testamentary transfer to any Person.

         7.5 EFFECTIVE DATE OF PERMITTED TRANSFERS. Any permitted transfer of all or any portion of a Membership Interest or an Economic Interest shall be effective as of the last day of the calendar quarter following the date upon which the requirements of Sections 7.1, 7.2 and 7.3 have been met. Any transferee of a Membership Interest shall take such Interest subject to the restrictions on transfer imposed by this Agreement.

         7.6 RIGHTS OF LEGAL REPRESENTATIVES. If a Member who is an individual dies or is adjudged by a court of competent jurisdiction to be incompetent to manage the Member's person or property, the Member's executor, administrator, guardian, conservator, or other legal representative may exercise all of the Member's rights for the purpose of settling the Member's estate or administering the Member's property, including any power the Member has under the Articles or this Agreement to give an assignee the right to become a Member. If a Member is a corporation, trust, or other entity and is dissolved or terminated, the powers of that Member may be exercised by his or her legal representative or successor.

         7.7 NO EFFECT TO TRANSFERS IN VIOLATION OF AGREEMENT. Upon any transfer of a Membership Interest in violation of this Article VII, the transferee shall have no right to vote or participate in the management of the business, property and affairs of the Company or to exercise any rights of a Member. Such transferee shall only be entitled to become an Assignee and thereafter shall only receive the share of one or more of the Company's Profits, Losses and distributions of the Company's assets to which the transferor of such Economic Interest would otherwise be entitled. Notwithstanding the immediately preceding sentences, if, in the determination of the Manager, a transfer in violation of this Article VII would cause the Company to be treated as a PTP taxable as a corporation or cause the tax termination of the Company under Code
Section 708(b)(1)(B), the transfer shall be null and void and the purported transferee shall not become either a Member or an Assignee.

                                  ARTICLE VIII

                       CONSEQUENCES OF DISSOLUTION EVENTS

         Upon the occurrence of a Dissolution Event as to the Manager, the Company shall dissolve unless the remaining Members ("Remaining Members") holding a majority of the Percentage Interests which all Remaining Members hold consent within ninety (90) days of the Dissolution Event to the continuation of the business of the Company and to the election of a new Manager.

                                   ARTICLE IX

                    ACCOUNTING, RECORDS, REPORTING BY MEMBERS

         9.1 BOOKS AND RECORDS. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with the accounting methods followed for Federal income tax purposes. The books and records of the Company shall reflect all the Company transactions and shall be appropriate and adequate for the Company's business. The Company shall maintain at its principal office all of the following:

                  (a) A current list of the full name and last known business or residence address of each Member and Assignee set forth in alphabetical order, together with the Capital Contributions, Capital Account and Percentage Interest of each Member and Assignee;

                  (b) A current list of the full name and business or residence address of each Manager;

                  (c) A copy of the Articles and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed;

                  (d) Copies of the Company's Federal, state, and local income tax or information returns and reports, if any, for the six (6) most recent taxable years;

                  (e) A copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;

                  (f) Copies of the financial statements of the Company, if any, for the six (6) most recent Fiscal Years; and

                  (g) The Company's books and records as they relate to the internal affairs of the Company for at least the current and past four (4) Fiscal Years.

         9.2      DELIVERY TO MEMBERS AND INSPECTION.

                  A. DELIVERY OF INFORMATION. Upon the request of any Member or Assignee for purposes reasonably related to the interest of that Person as a Member or Assignee, the Manager shall promptly deliver to the requesting Member or Assignee, at the expense of the Company, a copy of the information required to be maintained under Paragraphs 9.1(a), (b) and (d), and a copy of this Agreement.

                  B. INSPECTION AND COPYING. Each Member, Manager and Assignee has the right, upon reasonable request for purposes reasonably related to the interest of the Person as Member, Manager or Assignee, to:

                           (i)      inspect and copy during normal business
hours any of the Company records described in Paragraphs 9.1(a) through 9.1(g); and

                           (ii)     obtain from the Manager, promptly after
their becoming available, a copy of the Company's Federal, state, and local income tax or information returns for each Fiscal Year.

                  C. RIGHT TO REQUEST. Any request, inspection or copying by a Member or Assignee under this Section 9.2 may be made by that Person or that Person's agent or attorney.

                  D. COPIES OF AMENDMENTS. The Manager shall promptly furnish to a Member a copy of any amendment to the Articles or this Agreement executed by the Manager pursuant to a power of attorney from the Member.

         9.3      ANNUAL STATEMENTS.

                  A. DELIVERY OF STATEMENTS. Within 180 days after the close of each Fiscal Year, the Manager will distribute financial statements of the Company (including a balance sheet, statements of income and expense, Members' equity and changes in financial position) as at the end of and for the year then ended, accompanied by an audit report thereon prepared by certified public accountants. Members will also receive an annual written review of the performance of the Company's portfolio companies.

                  B. TAX INFORMATION. The Manager shall provide the Members with all tax information necessary for the preparation of their Federal, state and local income tax returns within 120 days after the close of each Fiscal Year.

         9.4 COMPANY ACCOUNTS. The Manager shall maintain the funds of the Company in such accounts, if any, as it deems appropriate.

         9.5 ACCOUNTING DECISIONS AND RELIANCE ON OTHERS. All decisions as to accounting matters, except as otherwise specifically set forth herein, shall be made by the Manager. The Manager may rely upon the advice of the Manager's accountants as to whether such decisions are in accordance with accounting methods followed for Federal income tax purposes.

         9.6 TAX MATTERS FOR THE COMPANY HANDLED BY MANAGER AND TAX MATTERS PARTNER. The Manager shall from time to time cause the Company to make such tax elections as the Manager deems to be in the best interests of the Company and the Members. The Tax Matters Partner shall represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including resulting judicial and administrative proceedings, and shall expend the Company funds for professional services and costs associated therewith. The Tax Matters Partner shall oversee the Company tax affairs in the overall best interests of the Company. If for any reason the Tax Matters Partner can no longer serve in that capacity or ceases to be a Member or Manager, as the case may be, the Manager may designate another Member to be Tax Matters Partner.

                                    ARTICLE X

                           DISSOLUTION AND WINDING UP

         10.1 DISSOLUTION. The Company shall be dissolved, its assets shall be disposed of, and its affairs wound up on the first to occur of the following:

                  (a)      The entry of a decree of judicial dissolution;

                  (b) The vote of the Manager or the vote of a Majority Interest and the concurrence of the Manager; or

                  (c) The occurrence of a Dissolution Event and the failure of the Remaining Members to consent in accordance with Article VIII to continue the business of the Company within ninety (90) days after the occurrence of such event.

         10.2 CERTIFICATE OF DISSOLUTION. As soon as possible following the occurrence of any of the events specified in Section 10.1, the Manager who has not wrongfully dissolved the Company or, if none, the Members, shall execute any required Certificate of Dissolution in such form, if any, as shall be prescribed by the Delaware Secretary of State and file the Certificate as required by the Act.

         10.3     WINDING UP. Upon the occurrence of any event specified in
Section 10.1, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors. The Manager who has not wrongfully dissolved the Company or, if none, the Members, shall be responsible for overseeing the winding up and liquidation of Company, shall take full account of the liabilities of Company and assets, shall either cause its assets to be sold or distributed, and if sold shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as provided in Section 10.5. The Persons winding up the affairs of the Company shall give written notice of the commencement of winding up by mail to all known creditors and claimants whose addresses appear on the records of the Company. The Manager or Members winding up the affairs of the Company shall not be entitled to any compensation for such services.

         10.4 DISTRIBUTIONS IN KIND. Any non-cash asset distributed to one or more Members shall first be valued to determine the Profit or Loss that would have resulted if such asset were sold for such value, such Profit or Loss shall then be allocated pursuant to Article VI, and the Members' Capital Accounts shall be adjusted to reflect such allocations. The amount distributed and charged to the Capital Account of each Member receiving an interest in such distributed asset shall be the value of such interest (net of any liability secured by such asset that such Member assumes or takes subject to).

         10.5 ORDER OF PAYMENT UPON DISSOLUTION. After determining that all known debts and liabilities of the Company, including, without limitation, debts and liabilities to Members who are creditors of the Company, have been paid or adequately provided for, the remaining assets shall be distributed to the Members in accordance with their positive Capital Account balances, after taking into account allocations for the Company's taxable year during which liquidation occurs. Such liquidating distributions shall be made by the end of the Company's taxable year in which the Company is liquidated, or, if later, within ninety
(90) days after the date of such liquidation.

         10.6 LIMITATIONS ON PAYMENTS MADE IN DISSOLUTION. Except as otherwise specifically provided in this Agreement, each Member shall only be entitled to look solely at the assets of the Company for the return of his or her positive Capital Account balance and shall have no recourse for his or her Capital Contribution and/or share of Profits (upon dissolution or otherwise) against the Manager or any other Member.

         10.7 CERTIFICATE OF CANCELLATION. The Manager or Members who filed the Certificate of Dissolution shall cause to be filed in the office of, and on a form prescribed by, the Delaware Secretary of State, a Certificate of Cancellation of the Articles upon the completion of the winding up of the affairs of the Company.

                                   ARTICLE XI

                                 INDEMNIFICATION

         11.1 INDEMNIFICATION. The Manager may authorize the Company to pay expenses incurred by, or to satisfy a judgement or fine rendered or levied against, a present or former Manager, an employee of a Manager or a former or present employee of the Company in an action brought by a third party against such person (whether or not this Company is joined as a party defendant) to impose a liability or penalty on such person for an act alleged to have been committed by such person while a Manager, employee of such Manager or former or present employee of the Company, provided that (i) the person to be indemnified was acting in good faith within what he reasonably believed to be the scope of his employment or authority and for a purpose which he reasonably believed to be in the furtherance of the purpose and best interests of the Company or the Members, and (ii) the action or failure to act in which respect of which indemnification is sought does not constitute gross negligence, willful misconduct or violation of applicable law. Payments authorized hereunder include amounts paid and expenses incurred in settling any such action or threatened action. This provision does not apply to any action instituted or maintained in the right of this Company or by a Member. The indemnification authorized by this
Article XI shall be made from assets of the Company and no Member shall be personally liable to an indemnitee.

         11.2 SUCCESSORS AND ASSIGNS; LIMITATIONS. This Article XI shall inure to the benefit of the Manager, its shareholders, partners, employees and agents, the employees and agents of the Company, and their respective heirs, executors, administrators, successors and assigns. The Federal securities laws impose liabilities under certain circumstances on persons who act in good faith, and, therefore, nothing herein shall in any way constitute a waiver or limitation of any rights which a Member may have under any Federal securities laws.

                                   ARTICLE XII

                              COMPETING ACTIVITIES

         The Manager need not devote all of its business time to the affairs of the Company, but shall devote only so much of its time and attention as it shall deem necessary and advisable. Each of the parties hereto acknowledges and agrees that any of the Members may engage in or possess an interest in other business ventures of any nature and description independently or with others, and neither the Company nor the Members shall have any right by virtue of this Agreement in or to such independent ventures or to the income or profits derived therefrom. No Member shall be accountable to the Company for any investment or business opportunity which a Member hereafter becomes aware of by reason of the affairs of the Company. The Members and each of them hereby waive any and all rights which they or any of them have now or may have in the future by reason of the doctrine of partnership or corporate opportunity in connection with the affairs of the Company. The fact that any Member, or any Affiliate of any Member, or a member of his or her family, is employed by, or is directly or indirectly interested in or connected with, any person, firm or corporation employed or engaged by the Company to render or perform a service, or from whom the Company may make any purchase, or to whom the Company may make any sale, or from or to whom the Company may obtain or make any loan or enter into any lease or other arrangement, shall not prohibit the Company from engaging in any transaction with such person, firm or corporation, or create any additional duty of legal justification by such Member or such person, firm or corporation beyond that of an unrelated party, and neither the Company nor any other Member shall have any right in or to any revenues or profits derived from such transaction by such Partner, Affiliate, person, firm or corporation. Neither the Company nor any Member shall have any right in or to any such independent venture or investment or the revenues or profits derived therefrom. The above references to Members include Members who are Managers.

                                  ARTICLE XIII

                                  MISCELLANEOUS

         13.1 COUNSEL TO THE COMPANY. Counsel to the Company may also be counsel to any Manager or any Affiliate of a Manager. The Manager may execute on behalf of the Company and the Members any consent to the representation of the Company that counsel may request pursuant to the California Rules of Professional Conduct or similar rules in any other jurisdiction ("Rules"). The Company has initially selected Buchalter, Nemer, Fields & Younger ("Company Counsel") as legal counsel to the Company. Each Member acknowledges that Company Counsel does not represent any Nonmanager Member in the absence of a clear and explicit written agreement to such effect between the Nonmanager Member and Company Counsel, and that in the absence of any such agreement Company Counsel shall owe no duties directly to a Nonmanager Member. Notwithstanding any adversity that may develop, in the event any dispute or controversy arises between any Members and the Company, or between any Members or the Company, on the one hand, and a Manager (or Affiliate of a Manager) that Company Counsel represents, on the other hand, then each Member agrees that Company Counsel may represent either the Company or such Manager (or his or her Affiliate), or both, in any such dispute or controversy to the extent permitted by the Rules, and each Member hereby consents to such representation. Each Member further acknowledges that: (a) Company Counsel has represented the interests of Sutro and its Affiliates in connection with the formation of the Company and the preparation and negotiation of this Agreement, (b) while communications with Company Counsel concerning the formation of the Company, its Members and Managers may be confidential with respect to third parties, no Member



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has any expectation that such communications are confidential with respect to
Sutro, and (c) Company Counsel has heretofore represented and will continue to represent Affiliates of Sutro in connection with other matters, including their investment activities, which may be competitive with those of the Company.

         13.2 COMPLETE AGREEMENT. This Agreement and the Subscription Agreement and the Articles constitute the complete and exclusive statement of agreement among the Members and Manager with respect to the subject matter herein and therein and replace and supersede all prior written and oral agreements or statements by and among the Members and Manager or any of them. No representation, statement, condition or warranty not contained in this Agreement or the Articles will be binding on the Members or Manager or have any force or effect whatsoever. To the extent that any provision of the Articles conflicts with any provision of this Agreement, the Articles shall control.

         13.3 BINDING EFFECT. Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and inure to the benefit of the Members, and their respective successors and assigns.

         13.4 PARTIES IN INTEREST. Except as expressly provided in the Act, nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any Persons other than the Members and Managers and their respective successors and assigns nor shall anything in this Agreement relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

         13.5 PRONOUNS; STATUTORY REFERENCES. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require. Any reference to the Code, the Regulations, the Act or other statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.

         13.6 HEADINGS. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

         13.7 INTERPRETATION. In the event any claim is made by any Member relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Member or his or her counsel.

         13.8 REFERENCES TO THIS AGREEMENT. Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated.

         13.9 JURISDICTION. Each Member hereby consents to the exclusive jurisdiction of the state and Federal courts sitting in the State of California in any action on a claim arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Each Member further agrees that personal jurisdiction over him or her may be effected by service of process by registered or certified mail addressed as provided in
Section 13.13 of this Agreement, and that when so made shall be as if served upon him or her personally within the State of California.

         13.10 EXHIBITS. All Exhibits attached to this Agreement are incorporated and shall be



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treated as if set forth herein.

         13.11 SEVERABILITY. If any provision of this Agreement or the application of such provision to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid shall not be affected thereby.

         13.12 ADDITIONAL DOCUMENTS AND ACTS. Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

         13.13 NOTICES. Any notice to be given or to be served upon the Company or any party hereto in connection with this Agreement must be in writing (which may include facsimile) and will be deemed to have been given and received when delivered to the address specified by the party to receive the notice. Such notices will be given to a Member or Manager at the address specified in Exhibit A hereto. Any party may, at any time by giving five (5) days' prior written notice to the other parties, designate any other address in substitution of the foregoing address to which such notice will be given.

         13.14 AMENDMENTS. This Agreement may be amended only upon the written consent thereto of the Manager and a Majority Interest of the Nonmanager Members, except that the Manager may amend this Agreement without the consent of or notice to any of the Members to (a) cure any ambiguity, correct or supplement any provision in the Agreement which may be inconsistent with any other provision in this Agreement, or make any other provisions with respect to matters or questions arising under the Agreement which will not be inconsistent with the intent of the Agreement; (b) delete or add any provision of the Agreement required to be so deleted or added by the Securities and Exchange Commission or by a state securities law administrator or similar such official, which addition or deletion is deemed by such agency or official to be for the benefit or protection of the Members; (c) reflect the withdrawal, expulsion, addition or substitution of Members; (d) reflect the proposal, promulgation or amendment of Regulations under Code Section 704, if, in the opinion of the Manager, the amendment does not have a material adverse effect on the Members;
(e) elect for the Company to be bound by any successor statute to the Act if, in the opinion of the Manager, the amendment does not have a material adverse effect on the Members; (f) conform the Agreement to changes in the Act or interpretations thereof which, in the discretion of the Manager, it believes appropriate, necessary or desirable, if, in its reasonable opinion, such amendment does not have a materially adverse effect on the Members or the Company; (g) change the name of the Company; and (h) make any change which, in the discretion of the Manager, is advisable to qualify or to continue the qualification of the Company as a limited liability company or that is necessary or advisable, in the discretion of the Manager, so that the Company will not be treated as an association taxable as a corporation for Federal income tax purposes. Any amendments made pursuant to this Section 13.14 may by its terms be made effective as of the date of this Agreement.

         13.15 RELIANCE ON AUTHORITY OF PERSON SIGNING AGREEMENT. If a Member is not a natural person, neither the Company nor any Member will (a) be required to determine the authority of the individual signing this Agreement to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such individual or
(b) be responsible for the application or distribution of proceeds paid or credited to individuals signing this Agreement on behalf of such entity.

         13.16 NO INTEREST IN COMPANY PROPERTY; WAIVER OF ACTION FOR PARTITION. No Member or



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

Assignee has any interest in specific property of the Company. Without limiting the foregoing, each Member and Assignee irrevocably waives during the term of the Company any right that he or she may have to maintain any action for partition with respect to the property of the Company.

         13.17 MULTIPLE COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         13.18 ATTORNEY FEES; ARBITRATION. In the event that any dispute between the Company and the Members or among the Members should result in litigation, including arbitration, the prevailing party in such dispute shall be entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including without limitation, reasonable attorneys' fees and expenses, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgement. Any judgement or order entered in such action shall contain a specific provision providing for the recovery of attorney fees and costs incurred in enforcing such judgement and an award of pre-judgement interest from the date of the breach at the maximum rate of interest allowed by law. For the purposes of this Section: (a) attorney fees shall include, without limitation, fees incurred in the following: (1) post-judgement motions; (2) contempt proceedings; (3) garnishment, levy, and debtor and third party examinations; (4) discovery; and (5) bankruptcy litigation and (b) prevailing party shall mean the party who is determined in the proceeding to have prevailed or who prevails by dismissal, default or otherwise. Any controversy or dispute arising out of this Agreement, interpretation of any of the provisions hereof, or the actions of the Manager or Members hereunder shall be submitted to arbitration before the National Association of Securities Dealers, Inc. ("NASD") under the rules then obtaining of the NASD. If the NASD refused to accept jurisdiction of the matter, then the dispute shall be submitted to arbitration before the New York Stock Exchange under the rules then obtaining of said Exchange. Any such arbitration shall be held in San Francisco, California, and judgment upon any award thus obtained may be entered in any court having jurisdiction thereof. In any such arbitration each party to the arbitration shall bear its own expenses, including expenses of attorneys, financial experts and other witnesses; and any arbitration fees and expenses of the arbitrators shall be divided equally between the disputing parties.

         13.19 REMEDIES CUMULATIVE. The remedies under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

         IN WITNESS WHEREOF, this Operating Agreement has been executed on the date first above written.

                                             MANAGER

                                             SUTRO VENTURE MANAGEMENT, INC.,
                                             a Delaware corporation

                                             By: _______________________________


                                             OTHER MEMBERS

                                             By: Sutro Venture Management, Inc.,
                                                 a Delaware corporation
                                                 Attorney-in-Fact



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                                             By: _______________________________







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